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                                                                  Exhibit (d)(5)
               DTC PARTICIPANT OVER-SUBSCRIPTION EXERCISE FORM
                NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM

                  PROSPECT STREET HIGH INCOME PORTFOLIO INC.
                       RIGHTS OFFERING FOR COMMON STOCK

    This form is to be used only by nominee holders or by the Depository Trust Company ("DTC") participants to exercise the Over-Subscription Privilege in respect of Rights with respect to which the Primary Subscription Privilege was exercised in full and delivered through the facilities of a common depository or DTC. All other exercises of Over-Subscription Privileges must be effected by the delivery of the Subscription Certificate.

    The terms and conditions of the Rights Offering are set forth in the Fund's Prospectus dated January 25, 1999 (the "Prospectus") and are incorporated herein by reference. Copies of the Prospectus are available upon request from the Information Agent.

                  PLEASE COMPLETE ALL APPLICABLE INFORMATION

    Void unless received by the Subscription Agent with payment in full or with a properly completed Notice of Guaranteed Delivery before 5:00 p.m., New
York City time, on February 19, 1999 (the "Expiration Date"), unless extended by the Fund.
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
BY FACSIMILE:                                                BY FIRST CLASS:
(TELECOPIES)                                                 State Street Bank and Trust Company
(781) 794-6352                                               Corporate Reorganization
Confirm by telephone to:                                     P.O. Box 9061
(781) 794-6388                                               Boston, Massachusetts 02205-8686
                                                             U.S.A.

BY OVERNIGHT COURIER:                                        BY HAND:
State Street Bank and Trust Company                          Securities Transfer and Reporting Services Inc.
Corporate Reorganization                                     c/o Boston EquiServe
40 Campanelli Drive                                          100 William St. Galleria
Braintree, Massachusetts 02184                               New York, New York 10038
U.S.A.                                                       U.S.A.
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    1. The undersigned hereby certifies to the Subscription Agent that it is a participant in ----------------- [Name of Depository] (the "Depository") and
that it has either (i) exercised the Primary Subscription in respect of the
Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the Depository Account of the Fund or (ii) delivered to the
Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of the Primary Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depository Account of the Fund.

    2. The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, ------- shares of Common Stock and certifies to the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf all Primary Subscription Rights have been exercised.

    3. The undersigned understands that payment of the Subscription Price of $8.70 per Share for each share of Common Stock subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent before 5:00 p.m., New York City time, on the Expiration Date, unless a Notice of Guaranteed Delivery is used, in which case, payment in full must be received by the Subscription Agent not later than the close of business on the third business day after the Expiration Date. The undersigned represents that such payment, in the aggregate amount of $-------------, either

                          (continued on other side)
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
                                                   (CHECK APPROPRIATE BOX):

[ ] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

            or

[ ] is being delivered to the Subscription Agent herewith

            or

[ ] has been delivered separately to the Subscription Agent;

---------------------------------------------------------------  -----------------------------------------------------------
Primary Subscription Confirmation Number                         Name of Nominee Holder

---------------------------------------------------------------  -----------------------------------------------------------
Depository Participant Number                                    Address

Contact Name --------------------------------------------------  -----------------------------------------------------------
                                                                 City                    State                     Zip Code
Phone Number --------------------------------------------------
                                                                 By: -------------------------------------------------------
Dated: ---------, 1999
                                                                 Name: -----------------------------------------------------

                                                                 Title: ----------------------------------------------------

PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD DATE POSITION OF RIGHTS OWNED, THE NUMBER OF PRIMARY SHARES
SUBSCRIBED AND THE NUMBER OF OVER-SUBSCRIPTION SHARES, IF APPLICABLE, REQUESTED BY EACH SUCH OWNER.

PLEASE NOTE: THIS FORM WILL NOT BE ACCEPTED AS VALID UNLESS THE FOLLOWING INFORMATION IS PROVIDED FOR THE ALLOCATION OF
OVER-SUBSCRIPTION SHARES.

The positions below pertain to those persons on whose behalf the Over-Subscription is being exercised:

-----------------------------------------                        Total number of record date shares

-----------------------------------------                        Total number of primary rights exercised
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